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As filed with the Securities and Exchange Commission on August 2, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MWI VETERINARY SUPPLY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	5047 (Primary Standard Industrial Classification Code Number)	02-0620757 (I.R.S. Employer Identification No.)
651 S. STRATFORD DRIVE, SUITE 100 MERIDIAN, IDAHO 83642 (800) 824-3703
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

JAMES F. CLEARY, JR. PRESIDENT AND CHIEF EXECUTIVE OFFICER 651 S. STRATFORD DRIVE, SUITE 100 MERIDIAN, IDAHO 83642 (800) 824-3703
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:
JAMES A. LEBOVITZ, ESQ. STEPHEN M. LEITZELL, ESQ. DECHERT LLP 4000 BELL ATLANTIC TOWER 1717 ARCH STREET PHILADELPHIA, PENNSYLVANIA 19103 (215) 994-4000	ROBERT EVANS, ESQ. SHEARMAN & STERLING LLP 599 LEXINGTON AVENUE NEW YORK, NEW YORK 10022 (212) 848-4000

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-124264

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(1)(2)

Common Stock, $.01 par value	$9,966,678	$1,175

(1)
Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for purposes of calculating the registration fee.

(2)
The $9,966,678 of Common Stock being registered in this Registration Statement is in addition to the $74,750,000 of Common Stock registered pursuant to Registrant's Registration Form S-1 (File No. 333-124264).

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-124264) filed by MWI Veterinary Supply, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), which was declared effective by the Commission on August 2, 2005, and including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, is incorporated by reference herein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, MWI Veterinary Supply, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Meridian, State of Idaho, on August 2, 2005.

MWI Veterinary Supply, Inc.
By:	/s/ JAMES F. CLEARY, JR. James F. Cleary, Jr., President and Chief Executive Officer (Principal Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons on behalf of MWI Veterinary Supply, Inc. and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ JAMES F. CLEARY, JR. James F. Cleary, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	August 2, 2005
/s/ MARY PATRICIA B. THOMPSON Mary Patricia B. Thompson	Vice President, Secretary and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2005
* Keith E. Alessi	Director	August 2, 2005
* Bruce C. Bruckmann	Director	August 2, 2005
* John F. McNamara	Director	August 2, 2005
* Brett A. Pertuz	Director	August 2, 2005
* Robert N. Rebholtz, Jr.	Director	August 2, 2005
* Stephen C. Sherrill	Director	August 2, 2005
*By:	/s/ JAMES F. CLEARY, JR. Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
5.1	Opinion of Dechert LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Dechert LLP (contained in Exhibit 5.1).
24.1	Power of Attorney executed by directors of the Registrant who signed this Registration Statement (included on the signature page of Registration Statement on Form S-1 (File No. 333-124264), filed April 22, 2005, and incorporated herein by reference).

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EXPLANATORY NOTE
SIGNATURES
INDEX TO EXHIBITS